                                                                     EXHIBIT 4.3

          THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH WARRANTS AND SECURITIES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH
          SECTION 11 OF THE INVESTOR RELATIONS WARRANT AGREEMENT BY AND BETWEEN THE ISSUER AND EACH OF THE ORIGINAL HOLDERS OF THE WARRANTS DATED _______, 2000.


                                             WARRANT CERTIFICATE NO. IRW-_______


                                 MATRITECH, INC.

                            (ORGANIZED UNDER THE LAWS
                            OF THE STATE OF DELAWARE)

                        WARRANTS TO PURCHASE COMMON STOCK

     This certifies that, for value received, _______ (the "WARRANTHOLDER") is the registered owner of _______ warrants (the "WARRANTS") to purchase from Matritech, Inc. (the "COMPANY"), at any time during the period commencing at 9:00 a.m., Eastern Time, on _______, 2000 and ending at 5:00 p.m., Eastern Time, on ________, 2005, at an initial purchase price per share of $2.50 (the "WARRANT PRICE"), one share of Common Stock of the Company. The Warrants are subject to, and each Warrantholder, by acceptance of this certificate, consents to all the terms and provisions of the Warrant Agreement dated as of ________, 2000, between the Company and the Warrantholder, pursuant to which the Warrants evidenced hereby were issued (the "WARRANT AGREEMENT").

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form herein duly executed (with a signature guarantee as provided therein), and simultaneous payment of the Warrant Price for each Warrant exercised, at the principal office of the Company. Payment of such price shall be made at the option of each Warrantholder in cash or by certified or cashier's check, in next day funds.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder effecting such partial exercise a new Warrant Certificate in respect of the Common Stock as to which the Warrants evidenced hereby shall not have been exercised.


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These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

     This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Company.

                                               MATRITECH, INC.


                                               By: _____________________________
                                                   Stephen Chubb
                                                   Chairman and Chief Executive
                                                    Officer

ATTEST:


------------------------------


Dated:                          , 2000
       ------------------------


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PURCHASE FORM

Matritech, Inc.
330 Nevada Street
Newton, Massachusetts 02160

     Pursuant to paragraph 3(a) of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase thereunder, __________ shares of Common Stock ("Common Stock") provided for therein, and requests that certificates for such Common Stock be issued in the name of:

                       -----------------------------------
  (Please Print or Type Name(s), Address and Taxpayer Identification Number(s))

                       -----------------------------------

                       -----------------------------------

                       -----------------------------------

If this Warrant Certificate is hereby being exercised with respect to fewer than all the Common Stock specified herein, please issue a new Warrant Certificate for the unexercised balance of the Warrants, registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Dated: _______________________

Name of Warrantholder(s)
  or Assignee(s) (Please Print):  _____________________________

                                  _____________________________

Address (Please Print): _______________________________________

               ________________________________________________

Signature(s):  ________________________________________________

               ________________________________________________

               Note: The above signature(s) must correspond exactly with the name(s) as written upon the face of this Warrant Certificate, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.


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ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                       -----------------------------------

                       -----------------------------------

                       -----------------------------------

     (Name(s) and Address(es) of Assignee(s) Must be Printed or Typewritten)

the within Warrants, hereby irrevocably constituting and appointing ________________________ the undersigned's attorney-in-fact to transfer said Warrants on the books of the Company, with full power of substitution.


Dated:  __________     ___________________________________

                       ___________________________________
                      Signature(s) of Registered Holder(s)


               Note: The above signature(s) must correspond exactly with the name(s) as written upon the face of this Warrant Certificate, without alteration or enlargement or any change whatever.